UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2008
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1000 East Hanes Mill Road		27105
Winston-Salem, NC		(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (336) 519-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 2.05.      Costs Associated with Exit or Disposal Activities
Item 7.01.      Regulation FD Disclosure
Item 9.01.      Financial Statements and Exhibits

Item 2.05. Costs Associated with Exit or Disposal Activities
On September 23, 2008, Hanesbrands Inc. (the “Company”) approved several actions in furtherance of its efforts to execute its consolidation and globalization cost-reduction strategy. Including the closing of a sewing facility in Costa Rica that the Company previously approved, the Company has approved the closing of nine facilities, including a sewing facility in El Salvador, two yarn facilities in the United States, two knit-fabric textile facilities in the United States, a warehouse facility in the United States, a sewing facility in Honduras and a sewing facility in Mexico. The closures will result in the termination of approximately 1,250 employees at the facility in Costa Rica, approximately 2,600 employees at the facility in El Salvador, an aggregate of approximately 1,350 employees at the facilities in the United States, approximately 1,250 employees at the facility in Honduras and approximately 1,650 employees at the facility in Mexico. Operations at the facility in Costa Rica have already ceased. Operations at the remaining facilities are expected to cease by the end of 2008, with the exception of one of the knit-fabric textile facilities in the United States, the sewing facility in Mexico and a portion of the operations at the sewing facility in El Salvador, at which operations are expected to cease by the end of the third quarter of 2009.
As a result of the actions described above, the Company expects to recognize gross restructuring and related charges totaling approximately $76 million before income taxes. These charges include cash charges totaling approximately $41 million, primarily related to severance and contract termination costs. These charges also include non-cash charges totaling approximately $35 million, related to inventory write-offs and accelerated depreciation on buildings, machinery and equipment. Of the approximately $76 million in charges, approximately two-thirds are expected to be recognized in the quarter ending September 27, 2008, and the remainder is expected to be recognized by the end of the third quarter of 2009.
Item 7.01. Regulation FD Disclosure
On September 24, 2008, the Company issued a press release relating to the matters described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference. The information contained in the press release filed as Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and it shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits
     Exhibit 99.1       Press release dated September 24, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 24, 2008	HANESBRANDS INC.

	By:	/s/ E. Lee Wyatt Jr.

E. Lee Wyatt Jr. Executive Vice President, Chief Financial Officer

Exhibits
99.1       Press release dated September 24, 2008